Exhibit 3.1

Adopted December 1, 2011

ACETO CORPORATION BY-LAWS

ARTICLE I

STOCKHOLDERS

1.           Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date, at such time and place either within or without the State of New York as may be specified by the Board of Directors (the “Board”).

2.           Special Meetings. Special meetings of the stockholders, to be held at such place either within or without the State of New York and for the purpose or purposes as may be specified in the notices of such meetings, may be called by the Chairman of the Board and shall be called by the Chairman of the Board, President or the Secretary at the request of a majority of the Board or of stockholders owning a majority of the shares of stock of the Company issued and outstanding and entitled to vote on any action proposed by such stockholders for such meetings. Such request shall be in writing and shall state the purpose or purposes of the proposed meeting, and shall include the information required for business to be properly brought by a stockholder before the annual meeting of stockholders as set forth in this Article I with respect to any director nominations or other business proposed to be presented at such special meeting and as to the stockholder(s) requesting such meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request; provided, however, that nothing in these By-laws shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

3.           Notice of Meetings. Notice shall be given to the stockholders of the place, date and hour of every meeting of stockholders. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called and indicate that the notice is being issued at the direction of the person or persons calling the meeting. Notice of any meeting may be written or electronic, and shall be given not fewer than 10, nor more than 60, days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to a stockholder at his, her or its address as it appears on the stock book, unless the stockholder shall have filed with the Secretary a written request that notices intended for the stockholder be mailed to some other address, in which case it will be mailed to the address designated in such request. If transmitted electronically, such notice shall be directed to the stockholder’s electronic mail address as supplied by the stockholder to the Secretary or as otherwise directed pursuant to the stockholder’s authorization or instructions. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of such Section 623 or an outline of its material terms.

4.           Quorum. The holders of record of one-third of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite and shall constitute a quorum at each meeting of stockholders for the transaction of business, except as otherwise provided by law, by the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) or by these By-laws; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of one-third of the shares of such class shall be requisite and shall constitute a quorum for the transaction of such specified action.  If, however, there shall be no quorum, the officer of the Company presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  When a meeting is adjourned to another time or place (the “Adjourned Meeting”), notice need not be given of the Adjourned Meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken.  At the Adjourned Meeting, where a quorum shall be present, any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.  If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the Adjourned Meeting, a notice of the Adjourned Meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.           List of Stockholders. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of stockholders upon the request of any stockholder of the Company pursuant to the provisions of applicable law, the Certificate of Incorporation or these By-laws.  This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stockholder list and to vote at the meeting, and (b) the number of shares held by each of them.

6.           Conduct of Business. The officer of the Company presiding as chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of any discussions as the chairman deems applicable.  The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time.  In the event the Chairman of the Board is unable to act, any Vice Chairman of the Board, the Lead Independent Director, the Chief Executive Officer or the President, or such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Company, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

7.           Voting and Proxies. Each stockholder entitled to vote on any action proposed at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share of voting stock held of record by him/her. Execution of a proxy may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent, which proxy shall be filed with the Secretary of the Company at or before the meeting at which it is to be used.  Proxies may be executed by any reasonable means permitted by applicable law. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein its duration.

Adopted December 1, 2011

The vote for directors shall be by ballot, and the election of each director shall be decided by a plurality of the votes cast by the stockholders entitled to vote for the election of directors. Except as otherwise provided by law, by the Certificate of Incorporation, by other certificates filed pursuant to law or by these By-laws, votes on any other matters coming before any meeting of stockholders shall be decided by a majority of the votes cast in favor of or against such action at such meeting by the holders of shares entitled to vote thereon. Except as required by law, by the Certificate of Incorporation, by other certificate filed pursuant to law or by these By-laws, the chairman presiding at any meeting of stockholders may rule on questions of order or procedure coming before the meeting or submit such questions to the vote of the meeting, which vote may at his/her direction be by ballot. The chairman shall submit any such questions to the vote of the meeting at the request of any stockholder entitled to vote present in person or by proxy at the meeting, which vote shall be by ballot.

8.           Inspectors at Stockholders’ Meetings. The Board shall appoint one or more inspectors to act at the annual meeting or any adjournment thereof and make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed, or if such persons are unable to act at an annual meeting of stockholders, the person presiding over the annual meeting shall appoint one or more inspectors to act at the annual meeting.  Each inspector, before entering upon the discharge of his/her duties, shall take a sign of oath to faithfully execute the duties of inspector at such annual meeting with strict impartiality and according to the best of his/her ability.

9.           Nominations and Proposal of Business for Stockholder Consideration. Nominations of persons for election or re-election to the Board of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Company who is entitled to vote at the meeting on the nomination or other proposal and who complied with the notice procedures set forth in Section 10 of this Article I. This Section 9 sets forth the exclusive means for a stockholder to propose a nomination of a person for election or re-election to the Board of the Company or to propose business to be considered by the stockholders at an annual meeting.

10.           Advance Notice Procedures. For a nomination or other business to be properly brought before an annual meeting by a stockholder of the Company pursuant to clause (iii) of Section 9 of this Article I, the stockholder intending to make such nomination or propose such business (the “Proponent”) must have given timely notice in writing to the Secretary of the Company in accordance with this Section 10. To be timely, a Proponent’s written notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and not later than the 90th day prior to such anniversary date; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as provided above. For the purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by a national news service or any document publicly filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Adopted December 1, 2011

In the case of a nomination, the Proponent’s written notice must set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock of the Company that are owned of record and beneficially by each such nominee (the “Shares”), (iv) an undertaking by each nominee to complete and return to the Company any information questionnaire completed by other nominees, and such nominee’s consent to serve as a director if elected or re-elected, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that would otherwise be required to be disclosed, under the rules of the SEC, and (vi) as to the Proponent: (a) the name and address of the Proponent, and of any holder of record of the Shares beneficially owned by the Proponent, as they appear on the Company’s books, (b) the class and number of shares of capital stock of the Company that are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Shares beneficially owned by the Proponent, as of the date of the Proponent’s notice, (c) a description of any derivative instrument, swap, option, warrant, short interests, hedge or profit interest that has been entered into by or on behalf of such Proponent or any of its affiliates or associates with respect to the shares of the Company, (d) a description of any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk on or benefit from share price changes for such Proponent, or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such Proponent or any of its affiliates or associates with respect to shares of the Company, (e) a representation that the Proponent is a holder of record or beneficial owner of Shares entitled to vote at the meeting for the election or re-election of such Proponent’s nominee or nominees and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (f) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of the Company’s outstanding capital stock and/or otherwise to solicit proxies from stockholders in support of the nomination, and (g) an undertaking by the Proponent to notify the Company in writing of any change in any of the foregoing information, or confirm there has been no change, as applicable, as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly announced. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  The officer presiding as the chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he/she should so determine, he/she shall so declare at the annual meeting and the defective nomination shall be disregarded.

Adopted December 1, 2011

In the case of a proposal other than a nomination, the Proponent’s written notice must set forth (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the Proponent, and of any holder of record of the Shares beneficially owned by the Proponent, as they appear on the Company’s books, (c) the class and number of Shares that are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Shares beneficially owned by the Proponent, as of the date of the Proponent’s notice, (d) any material interest of the Proponent in such business, (e) a description of any derivative instrument, swap, option, warrant, short interests, hedge or profit interest that has been entered into by or on behalf of such Proponent or any of its affiliates or associates with respect to the shares of the Company, (f) a description of any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk on or benefit from share price changes for such stockholder, or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates or associate with respect to shares of the Company, (g) a representation that the Proponent is a holder of record or beneficial owner of Shares entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (h) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of the Company’s outstanding shares and/or otherwise to solicit proxies from stockholders in support of the proposal, and (i) an undertaking by the Proponent to notify the Company in writing of any change in any of the foregoing information, or confirm there has been no change, as applicable, as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced.

This Section 10 of Article I is intended as separate and distinct from the provisions of Rule 14a-8 under the Exchange Act and any other rule of the SEC from time to time in effect that sets forth the criteria for inclusion of a stockholder’s proposal or a stockholder’s nominee in an issuer’s proxy material. The provisions of this Section 10 shall apply to any nomination or other business to be made or proposed by a Proponent in person or by proxy at the annual meeting whether or not the Proponent also seeks to avail himself or herself of such rules of the SEC, and whether or not such Proponent intends to solicit proxies from stockholders in support of the nomination or proposal.

This Section 10 of Article I shall be effective on and after January 1, 2012.

ARTICLE II

CLOSING TRANSFER BOOKS; SETTING RECORD DATE

1.           Qualification of Voters, Record Date. The Board may fix a date, which shall not be more than 60 days, nor fewer than 10 days prior to the date of any meeting of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, and all persons who were holders of record of voting stock on the date so fixed and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

Adopted December 1, 2011

2.           Determination of Stockholders of Record for Other Purposes. The Board may fix a date, which shall not be more than 60 days, nor fewer than 10 days preceding the date fixed for the payment of any dividend or for the making of any distribution or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, and in such case only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, rights or interests.

ARTICLE III

BOARD OF DIRECTORS

1.           Number, Classification, Election and Qualifications. The affairs of the Company shall be managed by a Board consisting of not fewer than three nor more than seven members, as provided in the Certificate of Incorporation of the Company. The number of directors shall be determined from time to time by resolution of a majority of the entire Board then in office, provided that no decrease in the number of directors shall shorten the term of any incumbent director. The directors shall, except as provided in Section 2 of this Article III, be elected by ballot at each annual meeting of stockholders, and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified. All directors must be at least eighteen years of age.

2.           Vacancies. Any vacancy in the Board, whether caused by resignation, death, increase in the number of directors, disqualification or otherwise, may be filled by a majority of the directors in office after the vacancy has occurred, although less than a quorum. A director so elected shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his/her successor has been elected and qualified.

3.           Regular Meetings. A regular meeting of the Board shall be held in each year immediately following the annual meeting of stockholders or, if such meeting be adjourned, the final adjournment thereof at the same place as such meeting of stockholders. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting. Other regular meetings of the Board may be held at such time and place, either within or without the State of New York, as shall from time to time be determined by a resolution of the Board.  Any business may be transacted at any regular meeting at which a quorum is present.

4.           Special Meetings. A special meeting of the Board may be held at the time fixed by resolution of the Board or upon call of the Chairman of the Board, the Chief Executive Officer, the President or the number of directors equal to one less than a majority of the total number of directors then constituting the entire Board and may be held at any place within or without the State of New York. Except as otherwise provided by law, by the Certificate of Incorporation, by other certificates filed pursuant to law or by these By-laws, notice of the time and place of any special meeting of the Board shall be given by the Secretary or other person designated by him/her to perform this duty by giving the same personally or by facsimile transmission, electronic mail transmission or comparable means to each director at his/her address as the same shall appear on the books of the Company at least two business days prior to such meeting; provided, however, that no notice need be given to any director if waived by him/her either before or after the meeting or if he/she shall be present at such meeting, and any meeting of the Board may be held at any time without notice if all the directors then in office shall be present thereat.

Adopted December 1, 2011

Any such notice shall also state the items of business that are expected to come before the meeting, and the items of business transacted at any special meeting of the Board shall be limited to those stated in such notice, unless all the directors are present at the meeting, or all those absent consent in writing, either before or after the meeting, to the transaction of an item or items of business not stated in such notice.

5.           Quorum. At all meetings of the Board, the presence of a majority of the directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise required by law, by the Certificate of Incorporation, by other certificates filed pursuant to law or by these By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary for the adoption of any business or resolution that may come before the meeting; provided, however, that, in the absence of a quorum, a majority of the directors present or any director solely present may adjourn any meeting from time to time until a quorum is present. No notice of any adjournment to a later hour on the date originally designated for the holding of a meeting need be given, but immediate notice by telegram, facsimile transmission, electronic mail transmission or comparable means shall be given by the Secretary, or other person designated by him/her to perform this duty, to all directors of any adjournment to any subsequent date, and such notice shall be deemed sufficient, though less than the notice required by Section 3 if such meeting be an adjourned regular meeting of the Board, or by Section 4 if such meeting be an adjourned special meeting of the Board.

6.           Committees.

(a)            Audit & Risk Committee.  The Board shall establish an Audit & Risk Committee with three or more independent directors, whose principal purpose shall be to oversee the Company’s accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of financial statements of the Company.  The Audit & Risk Committee shall make recommendations to the Board with respect to the appointment of the independent auditors of the Company and any change in such appointment and it shall monitor the independence of the Company’s auditors.  In addition, the Audit & Risk Committee shall assume such other duties and responsibilities as the Board may confer upon the Audit & Risk Committee from time to time.

(b)            Nominating & Governance Committee.  The Board shall establish a Nominating & Governance Committee with three or more directors, at least three of whom shall be independent directors, whose principal duties shall be to assist the Board by identifying individuals qualified to become Board members consistent with criteria approved by the Board, to recommend to the Board for its approval the slate of nominees to be proposed by the Board to the stockholders for election to the Board, to develop and recommend to the Board the governance principles applicable to the Company, as well as such other duties and responsibilities as the Board may confer upon the Nominating & Governance Committee from time to time.

Adopted December 1, 2011

(c)            Compensation Committee.  The Board shall establish a Compensation Committee with three or more independent directors whose principal duties shall be to review employee compensation policies and programs as well as the compensation of the Chief Executive Offer and other executive officers of the Company, as well as such other duties and responsibilities as the Board may confer upon the Compensation Committee from time to time.

(d)            Other Committees.  The Board may by resolution or resolutions passed by a majority of the entire Board, designate one or more other committees, each committee to consist of one or more of the directors which, to the extent provided in said resolution or resolutions, shall have and may exercise powers of the Board in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers that may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

(e)            Procedure.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; two-thirds of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.  All committees shall keep regular minutes of the business transacted at their meetings.

7.           Compensation. Directors, as such, shall not receive any stated amount of compensation for their services, provided that, by resolution, the Board shall have authority to fix the compensation of directors and provide for the reimbursement of expenses of attending meetings; provided further that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving salary and/or compensation therefor. Independent directors of committees may be allowed such compensation as may be fixed from time to time by the Board for attending committee meetings and reimbursement of expenses of attendance.

8.           Resignation. Any director may, at any time, resign, such resignation to take effect upon receipt of written notice thereof by the Chairman of the Board, Chief Executive Officer, President or the Secretary, unless otherwise stated in the resignation.

9.           Telephonic Meetings. One or more directors may participate in a meeting of the Board, or a committee designated pursuant to Section 6 of this Article III, by a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation in a meeting pursuant to this provision shall constitute actual attendance at such meeting.

Adopted December 1, 2011

10.           Lead Independent Director. The Board may from time to time designate one of its independent directors to serve as Lead Independent Director, whose principal duty shall be to coordinate and lead meetings of the independent directors, as well as such other duties and responsibilities as the Board may confer upon the Lead Independent Director from time to time.

ARTICLE IV

OFFICERS

1.           Appointment. The Board may appoint from its members who are officers or employees of the Company a Chairman of the Board and/or a Vice Chairman of the Board; provided, however, that the Board may alternately appoint from its members who are not officers or employees of the Company a non-executive Chairman of the Board and/or a non-executive Vice-Chairman of the Board, and any such non-executive Chairman and/or non-executive Vice Chairman so appointed shall not be deemed to be an officer of the Company by virtue of such appointment. The Board shall appoint a Chief Executive Officer, a President, a Secretary and a Treasurer and may also appoint one or more Vice Presidents, and may from time to time appoint such other officers (including an Assistant Secretary or Assistant Treasurer) as they may deem proper. Any two or more of the aforesaid offices, except those of President and Vice President, or President and Secretary, may be filled by the same person. The compensation of all officers of the Company shall be fixed by the Board (or its delegatees).

2.           Term of Office. Unless otherwise provided in the resolution choosing him/her, each officer shall hold his/her office until the meeting of the Board following the next annual meeting of stockholders and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. Any officer may be removed from office at any time, for or without cause, by the affirmative vote of a majority of the entire Board. Any officer may resign his/her office at any time, such resignation to take effect upon receipt of written notice thereof by the Company, unless otherwise stated in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

3.           The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and all meetings of the stockholders. He/she shall have final authority, subject to the control of the Board, over the general policy and business of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board.

4.           The Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and duties as may from time to time be prescribed by the Board or by the Chairman of the Board. In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the stockholders. The Vice Chairman of the Board shall preside at all meetings of the Board in the absence or inability of the Chairman of the Board to act and any lead independent director appointed by the Board with responsibility for chairing meetings of the Board in the absence or inability of the Chairman of the Board to act.

Adopted December 1, 2011

5.           The Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Company and as such shall have the general control and management of the business and affairs of the Company subject, however, to the control of the Board.  The Chief Executive Officer shall have the power, subject to the control of the Board, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Company as he/she may deem necessary. He/she shall have the authority to make and sign bonds, mortgages and other contracts and agreements in the name and on behalf of the Company, except when the Board by resolution instructs the same to be done by some other officer or agent. He/she shall see that all orders and resolutions of the Board are carried into effect and shall perform all other duties necessary to his/her office or properly required of him/her by the Board subject, however, to the right of the directors to delegate any specific powers, except such as may by statute be exclusively conferred upon the Chief Executive Officer, to any other officer or officers of the Company. In the absence or inability to act of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall act as the chairman at all meetings of the stockholders.

6.           The President. The President shall be the Chief Operating Officer of the Company and shall perform such senior duties in connection with the operations of the Company as the Board or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel and advise the other officers of the Company and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine. In the absence or inability to act of the Chairman of the Board, any Vice Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders.

7.           Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him/her from time to time by the Chairman of the Board or the President.

8.           The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or the President. He/she shall keep in safe custody the seal of the Company and shall see that it is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is necessary or proper, and, when so affixed, may attest the same.

9.           Chief Financial Officer; Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall in a timely manner deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He/she shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his/her transactions as Treasurer and of the financial condition of the Company.

Adopted December 1, 2011

ARTICLE V

STOCK CERTIFICATES

1.           Issuance of Stock Certificates. The capital stock of the Company shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company and may be sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed, and, where any such certificate is signed by a transfer agent registered by a registrar other than the Company or an employee of the Company or the shares represented by such certificate are listed on a national security exchange, the signatures of any officers appearing thereon may be facsimiles, engraved or printed.

2.           Lost Stock Certificates. The Board may by resolution adopt, from time to time, such regulations concerning the issue of any new or duplicate certificates for lost, stolen or destroyed stock certificates of the Company as shall not be inconsistent with the provisions of the laws of the State of New York as presently in effect or as they may hereafter be amended.

3.           Transfers of Stock. Transfers of stock shall be made only on the stock transfer books of the Company. In the case of certificated shares of stock, such transfer shall only be made upon surrender to the Company of a certificate for shares for cancellation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (except in the case of any such certificate that has been lost, stolen or destroyed, in which case the resolutions of the Board then in effect respecting lost, stolen or destroyed stock certificates shall be complied with), and upon payment of all taxes thereon. Upon the issue of a new certificate to the person entitled thereto, the Company shall cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares of stock, such transfer shall only be made upon the delivery to the Company of proper transfer instructions from the registered holder of the shares or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk and upon payment of all taxes thereon and compliance with appropriate procedures for transferring shares in uncertificated form.

4.           Regulations. Except to the extent that the exercise of such power shall be prohibited or circumscribed by these By-laws, by the Certificate of Incorporation, or other certificates filed pursuant to law, or by statute, the Board shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of certificated or uncertificated shares as it shall deem appropriate.

Adopted December 1, 2011

ARTICLE VI

SEAL

The seal of the Company shall be circular in form, shall bear the name of the Company and the words “Seal 1947 New York.”  The Seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VII

CHECKS

All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board or the Chief Executive Officer may from time to time designate.

ARTICLE VIII

BOOKS OF ACCOUNT AND STOCK BOOK

The Company shall keep at its principal office correct books of account of all its business and transactions. A book to be known as the stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Company, showing their addresses, the number and class of shares of stock held by them respectively and the times when they respectively became the owners thereof, shall be kept at the principal office of the Company or its transfer agent.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Company shall be from July 1 through June 30, unless otherwise provided by the Board.

ARTICLE X

VOTING SECURITIES

Unless otherwise ordered by the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary, or, in the event of their absence or inability to act, the Vice Presidents, in order of seniority or priority established by the Board or by the Chief Executive Officer, unless and until the Board shall otherwise direct, shall have full power and authority on behalf of the Company to attend and to act and to vote, or to execute in the name and on behalf of the Company a proxy authorizing an agent or attorney-in-fact for the Company to attend and to act and to vote at any meetings of security holders of corporations in which the Company may hold securities, and at such meetings he/she or his/her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

Adopted December 1, 2011

ARTICLE XI

INDEMNIFICATION

1.           Directors and Officers. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), indemnify any person (an “Indemnified Person”) who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, an “Action”), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the Company is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that such person or such person’s testator or intestate is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys’ fees, incurred in connection with such Action or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) he/she or she personally gained in fact a financial profit or other advantage to which he/she or she was not legally entitled. The indemnification provided for in this Section 1 of Article XI shall include the right to be paid expenses in advance incurred by an Indemnified Person in connection with any Action subject to indemnification hereunder, and the right to be indemnified for expenses incurred by such Indemnified Person in connection with successfully establishing a right to indemnification, in each case consistent with the provisions of applicable law in effect at any time.

2.           Nonexclusivity. Nothing contained in this Article XI shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights which such person seeking indemnification or advancement of expenses may have or to which such person hereafter may be entitled under law, any provision of the Certificate of Incorporation or By-laws, any agreement approved by the Board, or a resolution of stockholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized.

3.           Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person or enterprise against such expense, liability or loss under the New York Business Corporation Law, subject to any limitations on any such indemnification in the New York Business Corporation Law.

Adopted December 1, 2011

4.           Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board, or by a committee comprised of members of the Board as the Board may designate for such purpose, provide indemnification and/or advancement of expenses to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board or such committee.

5.           Continuity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article XI to the fullest extent permitted by law, (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto, and (iii) be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a director or officer and shall inure to the benefit of the Indemnified Person’s heirs, executors and administrators.

ARTICLE XII

FORUM

The Supreme Court of the State of New York shall be the sole and exclusive forum for (i) any derivative action or derivative proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the New York Business Corporation Law or the Company’s Certificate of Incorporation or By-laws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

ARTICLE XIII

RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each director, each member of any committee designated by the Board, and each officer of the Company shall, in the performance of his/her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director, officer or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Adopted December 1, 2011

ARTICLE XIV

NOTICES

Whenever, under the provisions of these By-laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these By-laws, such notice may be written or electronic. If mailed, such notice shall be given by depositing the same, with postage pre-paid, in a post office or official depositary under the exclusive care and custody of the United States Postal Service, addressed to such stockholder, officer or director, at such address as appears on the books of the Company, and such notice shall be deemed to have been given at the time when the same was thus mailed. If transmitted electronically, such notice shall be directed to the stockholder’s electronic mail address as supplied by the director, officer or stockholder, and such notice shall be deemed to have been given at the time when the same was so transmitted electronically.

ARTICLE XV

AMENDMENT

These By-laws may be amended, altered, changed, added to or repealed by a majority vote of all the shares of stock of the Company issued and outstanding and entitled to vote thereon, at any annual or special meeting of the stockholders, provided that such amendments are not inconsistent with any provisions of the Company’s Certificate of Incorporation.

The Board of Directors, at any regular or at any special meeting, by a majority vote of the entire Board, may amend, alter, change, add to or repeal these By-laws, provided that such amendments are not inconsistent with any provisions of the Company’s Certificate of Incorporation, and provided further that, if any By-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next stockholders’ meeting for the election of directors the By-laws so adopted or amended or repealed, together with a concise statement of the changes made.

Adopted December 1, 2011